Exhibit 1.1

EXECUTION VERSION

ROYAL CARIBBEAN CRUISES LTD.
(a Liberian corporation)

Debt or Convertible Debt Securities

UNDERWRITING AGREEMENT

November 20, 2017

To the Underwriter or
Underwriters named in the
applicable Terms Agreement
hereinafter described

Ladies and Gentlemen:

From time to time Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), proposes to enter into one or more Terms Agreements (each a “Terms Agreement”) in the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in the applicable Terms Agreement (such firm or firms, whether one or more, constituting the “Underwriters” with respect to such Terms Agreement and the securities specified therein) certain of its debt securities or convertible debt securities (the “Securities”) specified in such Terms Agreement (such Securities, with respect to such Terms Agreement, the “Underwritten Securities”).

The terms and rights of any particular issuance of Securities shall be as specified in the Terms Agreement relating thereto and in or pursuant to the indenture specified in such Terms Agreement (the “Indenture”).  Each series of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, conversion provisions, sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time.

Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Terms Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to the Underwriters (either one or more) who act without any firm being designated as their representative.  As used herein, “you” and “your,” unless the context otherwise requires, shall mean the Representatives together with the other parties, if any, identified in the applicable Terms Agreement as additional co-managers with respect to Underwritten Securities purchased pursuant thereto.  The obligations of the Underwriters under this Underwriting Agreement (the “Agreement”) and each Terms Agreement shall be several and not joint.

The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Underwritten Securities designated therein.  The Terms Agreement relating to the offering of Underwritten Securities shall specify the principal amount of Underwritten Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, the names of the Representatives in connection with such offering, the price at which the Underwritten Securities are to be purchased by the several Underwriters from the Company, the initial public offering price, if any, of the Underwritten Securities, the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates, conversion provisions, change of control provisions, redemption or repayment provisions and sinking fund requirements applicable to the Underwritten Securities).  The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company.  Each offering of Underwritten Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (File No. 333-202262) in respect of the Securities (and shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) issuable upon conversion thereof, if any) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is hereinafter called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement relating to the Underwritten Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act is hereinafter called the “Preliminary Prospectus”; the final prospectus supplement relating to the Underwritten Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the 1933 Act after the date and time that this Agreement is executed by the parties hereto is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be.

Section 1.                                                     Representations and Warranties.  (a)  The Company represents and warrants to you and to each other Underwriter named in the applicable Terms Agreement, as of the Applicable Time (as defined herein) and as of the Time of Delivery (as defined herein), as follows:

(i)                                   (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) of the Underwritten Securities and (ii) at the time of execution of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(ii)                                No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1939 Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use therein.

(iii)                             For the purposes of this Agreement and the Terms Agreement, the “Applicable Time” shall be such time as specified in the applicable Terms Agreement; the Preliminary Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 3(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus , any other free writing prospectus listed in the applicable Terms Agreement and any electronic road show or other written communications reviewed and consented to by the Representatives and listed in the applicable Terms Agreement (each, a “Company Additional Written Communication”) does not include any information that conflicts with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, free writing prospectus or Company Additional Written Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this paragraph shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use therein.

(iv)                            (1) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1939 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Time of Delivery (as defined in Section 2 hereof), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use in the Prospectus as amended or supplemented relating to such Securities (it being understood that this information shall only consist of the information referred to in the last sentence of Section 6(b) hereof) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act, of the Trustee (as defined in the Indenture).

(v)                               The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package, the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(vi)                            The independent public accountants of the Company (the “Company Accountants”) who are reporting upon the audited consolidated financial statements and schedules included in the Registration Statement, and have audited the Company’s internal control over financial reporting, are independent public accountants with respect to the Company as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(vii)                         The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts (as hereinafter defined), if any, and this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

(viii)                      (A) The consolidated financial statements and the related schedules and notes of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries (as hereinafter defined), considered as one enterprise, as of the dates indicated and the consolidated statements of operations, balance sheets, cash flows and shareholders’ equity of the Company and its Subsidiaries, considered as one enterprise for the periods specified; (B) such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as indicated in footnotes or otherwise therein; (C) the selected financial data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement; (D) the financial statement schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)                            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Liberia (“Liberia”), has corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(x)                               Of the Company’s direct and indirect subsidiaries as of the date hereof (collectively, the “Subsidiaries”), those that are set forth on Schedule A hereto and as of the date of the applicable Terms Agreement those that are set forth on a schedule to the applicable Terms Agreement constitute “Significant Subsidiaries” as defined under Regulation S-X promulgated under the 1933 Act (the “Significant Subsidiaries”).  Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(xi)                            All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any shareholder of the Company arising by operation of law, under the articles of incorporation or by-laws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

(xii)                         Except as described in the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable, and are 100% owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind.

(xiii)                      The Company had, at the respective dates indicated in the Pricing Disclosure Package and the Prospectus, a duly authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and the Prospectus, as the case may be, in the column entitled “Actual” under the caption “Capitalization.”

(xiv)                     The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Indenture relating thereto, against payment of the consideration therefor specified in the applicable Terms Agreement or any applicable Delayed Delivery Contract, the Underwritten Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Underwritten Securities conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(xv)                        The Company has all of the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; the Indenture has been duly authorized by the Company, and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture conforms in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

(xvi)                     Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvii)                  The execution and delivery of this Agreement, the applicable Terms Agreement, the Delayed Delivery Contracts, if any, and the Indenture by the Company, the issuance, sale and delivery of the Underwritten Securities, the consummation by the Company of the transactions contemplated herein and therein and in the Registration Statement and compliance by the Company with the terms hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in (i) any violation of the articles of incorporation or by-laws of the Company or any Significant Subsidiary, (ii) a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of their respective properties are subject, or (iii) a violation of any existing applicable law (except that no representation is made with respect to any state securities or “blue-sky” laws), rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, except as disclosed in the Pricing Disclosure Package and the Prospectus and, in the case of (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(xviii)               The Company and its Subsidiaries are conducting their business in compliance with, and each such entity has not received any notice of any outstanding violation of, all applicable local, state, federal and foreign laws, ordinances, rules and regulations in the jurisdictions in which they are conducting business except as disclosed in the Pricing Disclosure Package and the Prospectus and except to the extent that such failure to comply would not have, individually or in the aggregate, a Material Adverse Effect.

(xix)                     No filing with, authorization, approval, consent or order of, or qualification with, any governmental body or agency, or of any other person or entity, domestic or foreign, is required for the due authorization, execution, delivery and performance by the Company of this Agreement, the applicable Terms Agreement, the Delayed Delivery Contracts, if any, or the Indenture and the valid authorization, issuance, sale, execution and delivery of the Underwritten Securities, except such as may be required under the 1939 Act, 1933 Act and the rules and regulations of the Commission thereunder (which have been obtained) or state securities or blue sky laws or except such as shall be obtained by the Company prior to issuance.

(xx)                        Solely in connection with the transactions to be carried out by the Underwriters pursuant to this Agreement, to the knowledge of the Company, it is not necessary under the laws of Liberia that the Underwriters be licensed, qualified or entitled to carry on business in Liberia, and will not be deemed resident or domiciled subject to any tax liability in Liberia.

(xxi)                     Except as disclosed in the Pricing Disclosure Package and the Prospectus, there is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties that is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or Prospectus or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Delayed Delivery Contracts, if any, the Indenture or the Registration Statement.

(xxii)                  The Company and its Subsidiaries have paid all national, municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for such failures to pay or to file as would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each the Prospectus and the Pricing Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)               There is no tax, levy, duty, impost, deduction, charge, withholding or other tax (including without limitation, value added tax) imposed (A) on or by virtue of the execution, delivery or performance of this Agreement, the applicable Terms Agreement, the Delayed Delivery Contracts, if any, the Indenture or any other document to be furnished hereunder or thereunder, (B) on the issuance of the Underwritten Securities or (C) on any payment (including all interest, principal, premium, if any, additional amounts, if any, and all other payments) to be made by the Company pursuant to this Agreement, the applicable Terms Agreement or the Delayed Delivery Contracts, if any, under the current laws and regulations of Liberia or any other jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or any other governmental entity therein; and all payments are otherwise payable free and clear of any other tax, levy, impost, deduction, charge, withholding or other tax (including without limitation, value added tax); except for such amounts imposed on payments made to holders of Underwritten Securities who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Underwritten Securities pursuant to this Agreement.

(xxiv)              There are no stamp, registration, documentary, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) required to be paid by the Underwriters in a Relevant Taxing Jurisdiction in connection with the execution and delivery of this Agreement, the issuance of the Underwritten Securities to the Underwriters or the initial purchase, initial resale and delivery by the Underwriters of the Underwritten Securities.

(xxv)                 To the extent requested by the applicable underwriters prior to the date hereof, the Underwritten Securities or any shares of Common Stock or the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), issuable upon conversion of any of the Company’s convertible securities (“Convertible Securities”) have been approved for listing on the New York Stock Exchange or any other applicable securities exchange, subject only to official notice of issuance thereof.

(xxvi)              The Company is not, and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in each of the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxvii)           (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

(xxviii)        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit the preparation of financial statements (including, as applicable, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement) for external purposes in accordance with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting.

(xxix)              The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act).  The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxx)                 Except as disclosed in the Pricing Disclosure Package, since the date of the latest audited financial statements incorporated by reference in the Pricing Disclosure Package or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxxi)              The Company and its Subsidiaries legally and beneficially own each of the passenger cruise vessels (collectively, “Vessels”) owned by them free and clear of all liens and encumbrances, except such as are permitted under the Indenture, described in the Pricing Disclosure Package or such as would not reasonably be expected to have a Material Adverse Effect.

(xxxii)           Each of the Company and its Subsidiaries (1) holds all governmental licenses, permits and other approvals required to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except to the extent the failure to hold any such governmental licenses, permits or other approvals would not reasonably be expected to have a Material Adverse Effect and (2) has obtained all such governmental licenses, authorizations, consents, permits and approvals as may be required for the operation of each Vessel in compliance with all applicable laws, except to the extent that failure to having obtained such governmental licenses, authorizations, consents, permits and approvals would not reasonably be expected to have a Material Adverse Effect.

(xxxiii)        Each of the Company and its Subsidiaries is in compliance with all applicable laws, rules, regulations, judgments, orders or decrees relating to the protection of the environment, except to the extent that the failure to so comply would not have a Material Adverse Effect.

(xxxiv)       Each of the Company and its Subsidiaries are insured with policies covering such risks in such amounts and with such limitations, exclusions and deductibles as it believes are sufficient for their businesses.  The Company and its Subsidiaries have not received any notice of non-compliance (and to their knowledge no such notice has been threatened) with the terms of such policies that would materially affect their aggregate insurance coverage.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxv)          (i) None of the Company or its Subsidiaries, or, to the Company’s knowledge, any director, officer, employee, stockholder or other representative of the Company or of its Subsidiaries acting on behalf of the Company or of any of its Subsidiaries, has taken an action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any government official, political party or official thereof, or any other person for purposes of influencing any act or decision of such official in his official capacity, inducing such official to do or omit to do any act in violation of the lawful duty of such official, or securing an improper advantage or inducing such official to unlawfully use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist the Company and its Subsidiaries in obtaining or retaining business for or with, or directing business to, any person; (ii) the Company and its Subsidiaries make and keep their books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and maintain accountability for assets, access to assets is permitted only in accordance with management authorization, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in violation of (i) above.

(xxxvi)       The operations of the Company and its Subsidiaries are and have been, to the knowledge of the Company, conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)    (i) None of the Company, any of its Subsidiaries, or, to the Company’s knowledge, any director, officer, employee, agent or affiliate of the Company or any of its Subsidiaries, is, or is owned 50 percent or more or controlled by one or more Persons that are: an individual or entity (“Person”) that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that currently is subject to Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria) and, except as permissible under applicable law, the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund any activities of or business with any Person, or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.  Except as permissible under applicable law, the Company and its Subsidiaries have not knowingly engaged in during the last five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxviii)             The Company and its Subsidiaries and their respective officers and directors (in their capacities as such) are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(xli)                                     The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.

(b)                                           Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or counsel for the Underwriters in connection with the offering of Underwritten Securities pursuant to this Agreement or the applicable Terms Agreement shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

Section 2.                                                     Sale and Delivery to the Underwriters; Closings.

(a)                                           The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

(b)                                           Payment of the purchase price for, and delivery of the Underwritten Securities shall be made at the time and place specified in the applicable Terms Agreement, or at such other place as shall be agreed upon by the Company and you (such date and time of payment and delivery being herein called the “Time of Delivery”).  Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer in immediately available (same day) funds payable to the order of the Company against delivery to you for the respective accounts of the several Underwriters of the Underwritten Securities to be purchased by them.

(c)                                            Certificates for the Underwritten Securities to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Time of Delivery.

(d)                                           It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities.  You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose wire transfer shall not have been received by the Time of Delivery.

(e)                                            If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit C hereto with such changes therein as the Company may approve.  As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at the Time of Delivery, for the respective accounts of the Underwriters, a fee equal to that percentage of the principal amount of Underwritten Securities for which Delayed Delivery Contracts are made at the Time of Delivery as is specified in the applicable Terms Agreement.  Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus.  At the Time of Delivery, the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement.  The Underwriters will not have any responsibility for the validity or performance of any Delayed Delivery Contracts.

You shall submit to the Company, at least three business days prior to the Time of Delivery, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the Time of Delivery, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total principal amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

Section 3.                                           Certain Covenants of the Company.  The Company covenants with each Underwriter of Underwritten Securities as follows:

(a)                                 To prepare the Prospectus as amended and supplemented in relation to the applicable Underwritten Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement relating to the applicable Underwritten Securities; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus, as then amended or supplemented, after the date of the Terms Agreement relating to such Underwritten Securities and prior to the Time of Delivery for such Underwritten Securities to which the Representatives reasonably object promptly after reasonable notice thereof (other than notice in connection with filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the 1934 Act that do not relate to the offering of the Underwritten Securities); to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to prepare a final term sheet, containing a description of the Underwritten Securities, substantially in a form approved by the Representatives (attached as Exhibit B hereto) and to file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any other information required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of such Underwritten Securities; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended prospectus has been filed with the Commission and to furnish the Representatives with copies thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus or threatening any proceeding for that purpose or pursuant to Section 8A of the 1933 Act relating to such Underwritten Securities, including, in the case of Convertible Securities, the shares of stock issuable upon conversion of the Convertible Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of such Underwritten Securities or stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or other prospectus or any proceeding for that purpose or pursuant to Section 8A of the 1933 Act relating to such Underwritten Securities or stock or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Underwritten Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)                                 If required by Rule 430B(h) under the 1933 Act, to prepare a form of prospectus, to give the Representatives notice thereof and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act not later than may be required by Rule 424(b) under the 1933 Act; and to make no further amendment or supplement to such form of prospectus without first furnishing the Representatives copies of any such documents a reasonable amount of time prior to such proposed filing (other than filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the Exchange Act that do not relate to the offering of the Underwritten Securities).

(c)                                  The Company will use its commercially reasonable efforts to furnish the Underwriters, prior to 5:00 P.M., New York City time, on the New York Business Day (as defined herein) next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Preliminary Prospectus and the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Underwritten Securities, including in the case of Convertible Securities, the shares of Common Stock or Preferred Stock issuable upon conversion of the Convertible Securities and if at such time any event shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package or Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the 1934 Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the 1933 Act, the 1934 Act or the 1939 Act or the respective rules thereunder, and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Pricing Disclosure Package or Prospectus or a supplement to the Pricing Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance.  For purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(d)                                 The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Underwritten Securities and the shares of Common Stock or Preferred Stock issuable upon conversion of the Convertible Securities, if any, for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, that neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to take any action that would subject itself to taxation or service of process in suits, in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities and the shares of Common Stock or Preferred Stock issuable upon conversion of the Convertible Securities, if any, have been qualified as above provided.

(e)                                  The Company will make generally available to its security holders and will deliver to the Representatives an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f)                                   To the extent provided in the applicable Terms Agreement, the Company will use its best efforts to effect and maintain the listing of any shares of Common Stock or Preferred Stock issuable upon conversion of any Convertible Securities or to the extent requested by the applicable Underwriters prior to the date hereof, any Convertible Securities, if applicable, on the New York Stock Exchange.

(g)                                  To the extent provided in the Terms Agreement, the Company will not, between the date of the applicable Terms Agreement and a date agreed to by the Representatives and the Company in the Terms Agreement, without the Representatives’ prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), or if such Terms Agreement relates to Convertible Securities that are convertible into Common Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to employee benefit plans, dividend reinvestment plans, employee and director stock option plans, existing employment agreements or existing shareholder option plans), or if such Terms Agreement relates to Convertible Securities that are convertible into Preferred Stock, any Preferred Stock or any security convertible into

Preferred Stock (except for Preferred Stock issued pursuant to employee benefit plans, dividend reinvestment plans, or employee and director stock option plans, existing employment agreements or existing shareholder option plans), except, in each case, as may otherwise be provided in the applicable Terms Agreement.

(h)                                 If applicable, the Company will reserve and keep available at all times, free of preemptive or other similar rights, shares of Common Stock or Preferred Stock, as the case may be, for the purpose of enabling the Company to satisfy any obligation to issue such shares upon conversion of any Convertible Securities. The Company shall not permit any Convertible Securities to be convertible at a per share price less than the par value per relevant share.

(i)                                     For a period of five years after the Time of Delivery, the Company will furnish to you and to each Underwriter that so requests copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, as the case may be, or such other similar forms as may be designated by the Commission, and such other documents, reports and information relating to the Company’s business or finances as shall be furnished by the Company to its shareholders generally; provided that the Company shall have no obligation to furnish any document that is publicly available via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(j)                                    The Company, during the period when a prospectus is required to be delivered under the 1933 Act (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(k)                                 The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(l)                                     The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and Moody’s Investors Service, Inc. to provide their respective credit ratings of the Securities in connection with the issuance thereof.

(m)                             (i)  The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 3(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses listed in the Terms Agreement and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives, any such Issuer Free Writing Prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”; and (ii) Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more free writing prospectuses relating to the Underwritten Securities containing customary information and conveyed to purchasers or potential purchasers of Underwritten Securities, it has not made and will not make any offer relating to the Underwritten Securities that would constitute a free writing prospectus required to be filed with the Commission, provided that in no case shall any Underwriter make or use any Issuer Free Writing Prospectus or any free writing prospectus that the Company would be obligated to file with the Commission unless the Company shall have consented thereto in writing.

(n)                                 The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o)                                 The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus relating to an offering of Underwritten Securities after the pricing thereof and prior to the Time of Delivery with respect thereto, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such statement or omission or will amend or supplement the Pricing Disclosure Package to comply with applicable law; provided, however, that the Company shall have no obligation to correct any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use therein (it being understood and agreed that this information shall only consist of the information referred to in the last sentence of Section 6(b) hereof).

Section 4.                                                     Payment of Expenses.

(a)                                           The Company will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement (it being understood and agreed that except as provided in Section 6, Section 7 and this Section 4, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel) including (i) the printing and filing of the Registration Statement (including financial statements, schedules and exhibits), as originally filed and as amended, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the certificates for the Underwritten Securities and a survey of state securities or blue sky laws (the “Blue Sky Survey”), (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the cost incident to the authorization, preparation, issuance, sale and delivery of the Underwritten Securities, including any Stamp Taxes and any transfer tax or other duties payable in connection therewith, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Underwritten Securities and the shares of Common Stock or Preferred Stock issuable upon conversion of the Convertible Securities, if any, under the applicable securities laws in accordance with Section 3(c) and any filing for review of the offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including filing fees and reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey in an aggregate amount not to exceed $25,000, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Underwritten Securities, (viii) any fees payable in connection with the rating of the Underwritten Securities and (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, and the shares of Common Stock or Preferred Stock issuable upon conversion of the Convertible Securities, if any, on any national securities exchange.

(b)                                           If the applicable Terms Agreement is terminated by you in accordance with the provisions of Sections 5, 9(b)(i) or 11, the Company shall reimburse the Underwriters named in such Terms Agreement through you for all their reasonable out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.                                           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)                                 The Prospectus as amended or supplemented in relation to the applicable Underwritten Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 3(a) hereof; the final term sheet contemplated by Section 3(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the

Commission within the applicable time period prescribed for such filings by Rule 433 under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company shall have been instituted or be pending or have been threatened by the Commission under the 1933 Act and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and no proceeding for such purpose or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)                                 At the Time of Delivery, you shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company and of Watson Farley & Williams LLP, outside counsel for the Company, each dated as of the Time of Delivery, together with reproduced copies of each such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(c)                                  At the Time of Delivery, you shall have received a signed opinion of Bradley Stein, the Company’s General Counsel and Secretary, dated as of the Time of Delivery, together with reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d)                                 At the Time of Delivery, you shall have received the favorable opinions, including a customary negative assurance letter, of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Time of Delivery, together with reproduced copies of such opinions for each of the other Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b) and 5(c) appear on their faces to be appropriately responsive to the requirements of this Agreement and the applicable Terms Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Underwritten Securities, this Agreement, the applicable Terms Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other related matters as you may require.  In giving such opinion such counsel may rely, (A) as to matters governed by the laws of Liberia, upon the opinion of special counsel as to matters of Liberian law reasonably acceptable to the Representatives and (B) as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of the State of New York, upon the opinions of counsel reasonably satisfactory to you.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(e)                                  At the Time of Delivery, (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, the Pricing Disclosure Package, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Pricing Disclosure Package not misleading and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package or the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Pricing Disclosure Package and the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Pricing Disclosure Package and the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, (v) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change (but not a notice with positive implications of a possible upgrading), in the rating accorded the Company or any of the securities of the Company or any of its Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act and (vi) the other representations and warranties of the Company set forth in Section 1(a) and set forth in the certificate referenced in Section 6(e)(2) below shall be accurate as though expressly made at and as of the Time of Delivery.  At the Time of Delivery, you shall have received (1) a certificate of the Chairman of the Board, President or Vice President and the Chief Financial Officer, Treasurer or Controller, dated as of the Time of Delivery, to such effect and (2) a certificate of the General Counsel of the Company, dated as of the Time of Delivery, as to such matters as the Representatives may reasonably request.  As used in Section 5(e)(ii) and (iii), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

(f)                                   On the date of the Terms Agreement for such Underwritten Securities and at the Time of Delivery for such Underwritten Securities, the Company Accountants who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall have furnished to the Representatives a letter, dated the date of the Terms Agreement, and a letter dated as of the Time of Delivery, respectively, as to such other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(g)                                  At the Time of Delivery, you shall have received from the Company lock-up agreements as set forth in the Terms Agreement.

(h)                                 At the Time of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as contemplated in this Agreement and the matters referred to in Section 6(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company, at or prior to the Time of Delivery in connection with the authorization, issuance and sale of the Underwritten Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. It is understood and agreed that in respect of any Terms Agreement or Delayed Delivery Contract executed after the date hereof, such documents, certificates and opinions may include further resolutions of the Company’s Board of Directors dated after the date hereof.

(i)                                     To the extent requested by the applicable Underwriters prior to the date hereof, the Underwritten Securities and the Common Stock or Preferred Stock issuable upon conversion of the Convertible Securities, if any, shall have been duly authorized for listing by the New York Stock Exchange or any other applicable securities exchange, subject only to official notice of issuance thereof.

(j)                                    At the Time of Delivery, the Underwriters shall have received a copy of an opinion, rendered to the Underwriters by Company special tax counsel with respect to tax matters, in form and substance reasonably acceptable to counsel for the Underwriters.

(k)                                 The Company shall have complied with the provisions of Section 3(b) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement or the applicable Terms Agreement to be fulfilled, the applicable Terms Agreement may be terminated by you upon notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein.  Notice of such cancellation shall be given to the

Company in writing or by telephone or facsimile confirmed in writing.  Notwithstanding any such termination, the provisions of Sections 6, 7, 8, 14 and 15 herein shall remain in effect.

Section 6.                                                     Indemnification.  (a) The Company agrees to indemnify and hold harmless (1) each Underwriter, (2) each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (3) each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act that is (x) a broker-dealer or (y) sells Underwritten Securities in the offering referred to in the Terms Agreement dated November 20, 2017 (an “Affiliate”), and (4) directors, officers, employees and agents of each Underwriter, as follows:

(i)                                   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Pricing Disclosure Package or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii)                             against any and all expense whatsoever, as incurred (including fees and disbursements of one separate counsel (in addition to one local counsel) chosen by you to represent the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use in the Registration Statement (or in any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication or the Pricing Disclosure Package (it being understood that this information shall only consist of the information referred to in the last sentence of Section 6(b) hereof).

(b)                                           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.  The Company hereby acknowledges that the only information that an Underwriter through any Representative of an offering of Underwritten Securities have furnished or confirmed to the Company expressly for use in the Registration Statement (or in any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication or the Pricing Disclosure Package are specified in the Terms Agreement.

(c)                                            Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (in addition to one local counsel) to represent jointly the Representatives and those other Underwriters and their respective controlling persons and Affiliates who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters and controlling persons and Affiliates to be jointly represented by separate counsel (including local counsel), and in that event the fees and expenses of such separate counsel shall be paid by the Company.

(d)                                           No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.  No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the written consent of the indemnifying party, which written consent shall not be unreasonably withheld.

Section 7.                                           Contribution.  If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or (b) in respect of any loss, liability, claim, damage or expense (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Underwritten Securities on the other from the offering of the Underwritten Securities to which such loss, liability, claim, damage or expense (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of Underwritten Securities on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and such Underwriters on the other in connection with the offering of the Underwritten Securities shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage or expense (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of Underwritten Securities in this Section 7 to contribute are several in proportion to their respective underwriting obligations with respect to such Underwritten Securities and not joint.

Section 8.                                                     Representations, Warranties and Agreements to Survive Delivery.  The representations, warranties, indemnities, agreements and other statements of the Company, its officers set forth in or made pursuant to this Agreement or the applicable Terms Agreement and any Delayed Delivery Contract and the indemnities of the Underwriters set forth in this Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of the Company, or any Underwriter, controlling person or Affiliate and will survive delivery of and payment for the Underwritten Securities.

Section 9.                                                     Termination of Agreement.

(a)                                           This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days’ written notice of such termination to the other party hereto.

(b)                                           You may also terminate the applicable Terms Agreement, by notice to the Company at any time at or prior to the Time of Delivery (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package or the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak or escalation of hostilities or other calamity or crisis, if the effect of any such event or events is such as to make it, in your judgment, impracticable or inadvisable to enforce contracts for the sale of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus, (iii) if trading in any securities of the Company has been suspended or materially limited, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the FINRA or any other governmental authority, (iv) if a banking moratorium has been declared by either federal or New York authorities or there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or (v) if the rating assigned by any nationally recognized statistical rating organization (as such term is defined under section 3(a)(62) of the 1934 Act) to any long term debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long term debt securities of the Company on what is commonly termed a “watch list” for possible downgrading.  As used in this Section 9(b), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

(c)                                            In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(d) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 14, 15 and 16 hereof shall remain in effect.

Section 10.                                    Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Underwritten Securities that it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a)                                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions hereunder bear to the underwriting obligation proportions of all non-defaulting Underwriters, or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

In the event of any such default that does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.                                    Default by the Company.  If the Company shall fail at the Time of Delivery to sell and deliver the principal amount of Underwritten Securities that it is obligated to sell, then the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 3(d), 4, 6, 7, 8, 14, 15 and 16 shall remain in effect.  No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

Section 12.                                    Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing).  Notices to you or the Underwriters shall be directed to the address of the Representatives as set forth in the Terms Agreement; notices to the Company shall be directed to the Company at 1050 Caribbean Way, Miami, Florida 33132, attention of Richard D. Fain, Chairman of the Board, with a copy to the General Counsel of the Company at 1050 Caribbean Way, Miami, Florida 33132.

Section 13.                                    Parties.  This Agreement and the applicable Terms Agreement are made solely for the benefit of you, the Company and any Underwriter who becomes a party to such Terms Agreement and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 9, no other person shall acquire or have any right under or by virtue of this Agreement and the applicable Terms Agreement.  The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Underwritten Securities.  All of the obligations of the Underwriters hereunder are several and not joint.

Section 14.                                   GOVERNING LAW AND TIME.  THIS AGREEMENT AND THE APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

Section 15.                                    Consent to Jurisdiction and Service of Process.  The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement, the applicable Terms Agreement or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.  The Company hereby irrevocably designates and appoints the Company’s General Counsel as the Company’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the Company’s General Counsel at his office at the Company, 1050 Caribbean Way, Miami, Florida 33132 and written notice of said service to the Company, mailed or delivered to the Company’s General Counsel, 1050 Caribbean Way, Miami, Florida 33132 shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company.  Said designation and appointment shall be irrevocable.  Nothing in this Section 15 shall affect the right of the Underwriters, their affiliates or any indemnified party to serve process in any manner permitted by law or limit the right of the Underwriters, their affiliates or any indemnified party to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company’s General Counsel in full force and effect so long as this Agreement or the applicable Terms Agreement shall be outstanding.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the applicable Terms Agreement, to the extent permitted by law.

Section 16.                                    Judgment Currency.  The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the spot rate or exchange at which the Underwriters are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriters.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States currency.

Section 17.                                    Counterparts.  This Agreement and the applicable Terms Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

Section 18.                                    Trial by Jury.  The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19.                                    No Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Underwritten Securities pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Representatives and the several Underwriters and any of their agents or affiliates through which they may be acting, on the other, (ii) in connection therewith and with the process leading to such transaction each Representative and each Underwriter is acting solely as a principal and not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party, (iii) neither the Representatives nor any Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Representatives and the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 20.                                    Tax Disclosure.  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinion and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Antje M. Gibson
Name: Antje M. Gibson
Title: Vice President and Treasurer

[Underwriting Agreement Signature Page]

Accepted as of the date hereof:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By:	BNP PARIBAS SECURITIES CORP.

By:	/s/ B. Campbell Andersen
Name: B. Campbell Andersen
Title: Managing Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice Presendent

By:	MIZUHO SECURITIES USA LLC

By:	/s/ James Guardino
Name: James Guardino
Title: Managing Director

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
Name: Yoshihiro Satake
Title: Managing Director

On behalf of each of the Underwriters

[Underwriting Agreement Signature Page]

EXHIBIT A

ROYAL CARIBBEAN CRUISES LTD.
(a Liberian corporation)

2.650% Senior Notes due 2020
3.700% Senior Notes due 2028

TERMS AGREEMENT

Dated:  November 20, 2017

To:	Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132

Ladies and Gentlemen:

We (the “Representatives”) understand that Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the underwriting agreement dated November 20, 2017 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc. (the “Underwriting Agreement”), to issue and sell $300,000,000 principal amount of its 2.650% Senior Notes due 2020 (the “2020 Notes”) and $500,000,000 principal amount of its 3.700% Senior Notes due 2028 (the “2028 Notes,” and, together with the 2020 Notes, the “Underwritten Securities”).  Subject to the terms and conditions stated herein and in the Underwriting Agreement, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names, to the extent any are purchased, at the purchase price set forth below.

Underwriter	Principal Amount of the 2020 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$32,250,000
Morgan Stanley & Co. LLC	32,250,000
BNP Paribas Securities Corp.	32,250,000
Goldman Sachs & Co. LLC	32,250,000
Mizuho Securities USA LLC	15,750,000
SMBC Nikko Securities America, Inc.	15,750,000
BBVA Securities Inc.	15,750,000
Citigroup Global Markets Inc.	15,750,000
HSBC Securities (USA) Inc.	15,750,000
J.P. Morgan Securities LLC	15,750,000
Scotia Capital (USA) Inc.	15,750,000
SG Americas Securities, LLC	15,750,000
DNB Markets, Inc.	7,500,000
ICBC Standard Bank Plc	7,500,000
MUFG Securities Americas Inc.	7,500,000
Santander Investment Securities Inc.	7,500,000
Skandinaviska Enskilda Banken AB (publ)	7,500,000
Fifth Third Securities, Inc.	3,750,000
SunTrust Robinson Humphrey, Inc.	3,750,000
Total	$300,000,000

Underwriter	Principal Amount of the 2028 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$53,750,000
Morgan Stanley & Co. LLC	53,750,000
Mizuho Securities USA LLC	53,750,000
SMBC Nikko Securities America, Inc.	53,750,000
BNP Paribas Securities Corp.	26,250,000
Goldman Sachs & Co. LLC	26,250,000
BBVA Securities Inc.	26,250,000
Citigroup Global Markets Inc.	26,250,000
HSBC Securities (USA) Inc.	26,250,000
J.P. Morgan Securities LLC	26,250,000
Scotia Capital (USA) Inc.	26,250,000
SG Americas Securities, LLC	26,250,000
DNB Markets, Inc.	12,500,000
ICBC Standard Bank Plc	12,500,000
MUFG Securities Americas Inc.	12,500,000
Santander Investment Securities Inc.	12,500,000
Skandinaviska Enskilda Banken AB (publ)	12,500,000
Fifth Third Securities, Inc.	6,250,000
SunTrust Robinson Humphrey, Inc.	6,250,000
Total	$500,000,000

$300,000,000 2.650% Senior Notes due 2020

The 2020 Notes shall have the following terms:

Title of Securities:  Senior Notes

Currency:  United States Dollars

Principal amount to be issued:  $300,000,000

Current unsecured debt ratings:*

Interest rate or formula:  2.650%

Interest payment dates:  May 28 and November 28 of each year, commencing May 28, 2018

Record Dates:  May 13 and November 13

Stated maturity date:  November 28, 2020

Redemption or repayment provisions:  None, except as provided by Sections 1108 and 1109 of the indenture dated as of July 31, 2006, as supplemented by the Third Supplemental Indenture, to be dated November 28, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

Sinking fund requirements:  None

Delayed Delivery Contracts:  Not authorized

Initial public offering price:  99.977% plus accrued interest, if any, from November 28, 2017

Purchase price:  99.527% plus accrued interest, if any, from November 28, 2017 (payable in same day funds)

Conversion provisions:  None

Defeasance provisions:  The provisions of Sections 403 and 1004 of the Indenture relating to defeasance shall apply to the Underwritten Securities

Other terms:  The covenants set forth in the Prospectus Supplement and the Indenture shall apply to the Underwritten Securities

Applicable Time:  3: 30 p.m. (Eastern time) on November 20, 2017

Representatives of the Underwriters:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

BNP Paribas Securities Corp.
787 7th Ave
New York, New York 10019

Goldman Sachs & Co. LLC
200 West Street, 29th Floor
New York, New York 10282

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York  10172

Closing Time and location:  10:00 a.m., November 28, 2017 at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Lock-up period:  None

Exchange Listing:  None

Issuer Free Writing Prospectus (referred to in Section 1(a)(iii) of the Underwriting Agreement):  Final term sheet dated November 20, 2017

Company Additional Written Communication: Electronic (Netroadshow) road shows of the Company prior to and after launch relating to the offering of the Underwritten Securities dated November 2017

$500,000,000 3.700% Senior Notes due 2028

The 2028 Notes shall have the following terms:

Title of Securities:  Senior Notes

Currency:  United States Dollars

Principal amount to be issued:  $500,000,000

Current unsecured debt ratings:*

Interest rate or formula:  3.700%

Interest payment dates:  March 15 and September 15 of each year, commencing March 15, 2018

Record Dates:  March 1 and September 1

Stated maturity date:  March 15, 2028

Redemption or repayment provisions:  None, except as provided by Sections 1108 and 1109 of the indenture dated as of July 31, 2006, as supplemented by the Third Supplemental Indenture, to be dated November 28, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

Sinking fund requirements:  None

Delayed Delivery Contracts:  Not authorized

Initial public offering price:  99.623% plus accrued interest, if any, from November 28, 2017

Purchase price:  98.973% plus accrued interest, if any, from November 28, 2017 (payable in same day funds)

Conversion provisions:  None

Defeasance provisions:  The provisions of Sections 403 and 1004 of the Indenture relating to defeasance shall apply to the Underwritten Securities

Other terms:  The covenants set forth in the Prospectus Supplement and the Indenture shall apply to the Underwritten Securities

Applicable Time:  3:30 p.m. (Eastern time) on November 20, 2017

Representatives of the Underwriters:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

BNP Paribas Securities Corp.
787 7th Ave
New York, New York 10019

Goldman Sachs & Co. LLC
200 West Street, 29th Floor
New York, New York 10282

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York  10172

Closing Time and location:  10:00 a.m., November 28, 2017 at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Lock-up period:  None

Exchange Listing:  None

Issuer Free Writing Prospectus (referred to in Section 1(a)(iii) of the Underwriting Agreement):  Final term sheet dated November 20, 2017

Company Additional Written Communication: Electronic (Netroadshow) road shows of the Company prior to and after launch relating to the offering of the Underwritten Securities dated November 2017

Except to the extent amended hereby, each of the provisions contained in the Underwriting Agreement are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations, warranties and covenants set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, provided that each reference therein to (1) Prospectus shall be to the Prospectus Supplement, dated November 20, 2017, together with the Base Prospectus, dated February 24, 2015, (2) Preliminary Prospectus shall be to the Preliminary Prospectus Supplement, dated November 20, 2017, together with the Base Prospectus, dated February 24, 2015, as amended and supplemented immediately prior to the Applicable Time, and (3) Issuer Free Writing Prospectus shall be to any Issuer Free Writing Prospectus specifically referred to in this Terms Agreement.  Terms defined in the Underwriting Agreement are used herein as therein defined.  All of the Company’s direct and indirect Significant Subsidiaries are set forth on Schedule A hereto.

The Company hereby acknowledges that the only information that an Underwriter through any Representative has furnished or confirmed to the Company expressly for use in the Registration Statement (or in any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication or the Pricing Disclosure Package, each as defined in the Underwriting Agreement, are the statements set forth in the first and second sentence of the fifth paragraph and the third sentence in the seventh paragraph in the section entitled “Underwriting” in the Preliminary Prospectus and the Prospectus.

The Underwritten Securities will be issued only in book-entry form through the facilities of The Depository Trust Company (the “Depository”).  Delivery of the Underwritten Securities will be made through the book-entry facilities of the Depository for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

Acting on behalf of themselves and each of the other named Underwriters

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

By:	GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

By:	MIZUHO SECURITIES USA LLC

By:
Name:
Title:

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:
Name:
Title:

[Terms Agreement Signature Page]

A-39

Accepted:

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

[Terms Agreement Signature Page]

A-40

EXHIBIT B

Form of Final Term Sheet

Royal Caribbean Cruises Ltd.
Final Term Sheet
$300,000,000 2.650% Senior Notes due 2020
$500,000,000 3.700% Senior Notes due 2028

$300,000,000 2.650% Senior Notes due 2020

Issuer:	Royal Caribbean Cruises Ltd.

Face Amount:	$300,000,000

Gross Proceeds:	$299,931,000

Maturity:	November 28, 2020, unless earlier redeemed or repurchased

Coupon (Interest Rate):	2.650%

Price to the Public:	99.977%

Yield to Maturity:	2.658%

Spread to Benchmark Treasury:	+80 basis points

Benchmark Treasury:	UST 1.750% due November 15, 2020

Benchmark Treasury Price and Yield:	99-22; 1.858%

Interest Payment Dates:	May 28 and November 28 of each year, commencing May 28, 2018

Make-Whole Call:

At any time or from time to time, in whole or in part, at the greater of 100% of the principal amount of such 2020 notes being redeemed and a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus 15 basis points, plus accrued and unpaid interest to the redemption date.

Denominations:	$2,000 x $1,000

CUSIP / ISIN:	780153 AX0 / US780153AX03

Trade Date:	November 20, 2017

Settlement Date:	November 28, 2017 (T+5)

Expected Ratings:*

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
SMBC Nikko Securities America, Inc.
BBVA Securities Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC

Senior Co-Managers:	DNB Markets, Inc. ICBC Standard Bank Plc MUFG Securities Americas Inc. Santander Investment Securities Inc. Skandinaviska Enskilda Banken AB (publ).

Co-Managers:	Fifth Third Securities, Inc. SunTrust Robinson Humphrey, Inc.

$500,000,000 3.700% Senior Notes due 2028

Issuer:	Royal Caribbean Cruises Ltd.

Face Amount:	$500,000,000

Gross Proceeds:	$498,115,000

Maturity:	March 15, 2028, unless earlier redeemed or repurchased

Coupon (Interest Rate):	3.700%

Price to the Public:	99.623%

Yield to Maturity:	3.745%

Spread to Benchmark Treasury:	+137.5 basis points

Benchmark Treasury:	UST 2.250% due November 15, 2027

Benchmark Treasury Price and Yield:	98-30; 2.370%

Interest Payment Dates:	March 15 and September 15 of each year, commencing March 15, 2018

Make-Whole Call:

At any time or from time to time prior to December 15, 2027, in whole or in part, at the greater of 100% of the principal amount of such 2028 notes being redeemed and a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus 25 basis points, plus accrued and unpaid interest to the redemption date.

Par Call:

At any time or from time to time on or after December 15, 2027, in whole or in part, at 100% of the principal amount of the 2028 notes being redeemed plus accrued and unpaid interest to the redemption date.

Denominations:	$2,000 x $1,000

CUSIP / ISIN:	780153 AW2 / US780153AW20

Trade Date:	November 20, 2017

Settlement Date:	November 28, 2017 (T+5)

Expected Ratings:*

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
SMBC Nikko Securities America, Inc.
BBVA Securities Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC

Senior Co-Managers:	DNB Markets, Inc. ICBC Standard Bank Plc MUFG Securities Americas Inc. Santander Investment Securities Inc. Skandinaviska Enskilda Banken AB (publ).

Co-Managers:	Fifth Third Securities, Inc. SunTrust Robinson Humphrey, Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

It is expected that delivery of the Notes will be made against payment therefor on or about November 28, 2017, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being referred to herein as “T+5”). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade those Notes on the date of pricing or the next two succeeding business days should consult their own advisor.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other Agents in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting its allotment solely outside the United States.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement and accompanying prospectus related to that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Morgan Stanley & Co. LLC at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit C

ROYAL CARIBBEAN CRUISES LTD.
(a Liberian Corporation)

[Title of Securities]

DELAYED DELIVERY CONTRACT

[DATE]

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132

Attention:

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Royal Caribbean Cruises Ltd. (the “Company”), and the Company agrees to sell to the undersigned on                         , 20   (the “Delivery Date”), principal amount of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated                         , 20   , as supplemented by its Prospectus Supplement dated                         , 20   , receipt of which is hereby acknowledged at a purchase price of [   % of the principal amount thereof, plus accrued interest from                         , 20   ,] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by wire transfer in immediately available (same day) Clearing House funds at the office of                          , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                         , 20   , shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated                         , 20    among the Company and the Underwriters.  The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract.  The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement to the undersigned in accordance with its terms.

The contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $                     and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis.  If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below.  This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Yours very truly,

(Name of Purchaser)

By
(Title)

(Address)

Accepted as of the date first above written.

ROYAL CARIBBEAN CRUISES LTD.

By
(Title)

PURCHASER—PLEASE COMPLETE AT THE TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:  (Please print.)

Name	Telephone No. (including Area Code)

SCHEDULE A

Significant Subsidiaries:

Celebrity Cruises Inc.
RCL Cruises Ltd.

1